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                                                                    EXHIBIT 10.3

                         ROBERT HALF INTERNATIONAL INC.
                    KEY EXECUTIVE RETIREMENT PLAN - LEVEL II
                    (AS AMENDED EFFECTIVE NOVEMBER 5, 1996)

SECTION 1.  ESTABLISHMENT AND PURPOSES OF PLAN.

    The Boothe Financial Corporation Key Executive Retirement Plan - Level II (the "Plan") was established effective November 1, 1978, and subsequently amended effective September 13, 1984 and again effective November 14, 1985 to read as set forth herein. The purpose of the Plan is to provide retirement benefits to certain key senior executives of Boothe Financial Corporation (the "Company"). The Plan is not intended to qualify under the provisions of section 401(a) of the Internal Revenue Code. The Company reserves the right, subject to and as provided in Section 6, to amend or terminate the Plan at any time.

SECTION 2.  DEFINITIONS.

    Capitalized words and phrases used in the text of the Plan shall have the following meanings:

        (a) "Board" means the Board of Directors of the Company.

        (b) "Change in Control" means the occurrence of any of the following:

            (i) Any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934 ("the Exchange Act")), other than an employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned (directly or indirectly), by the stockholders of the Company in substantially the same proportions of the ownership of stock of the Company, shall become the beneficial owner of securities of the Company representing 20% or more, or commences a tender or exchange offer following the successful consummation of which the offerer and its affiliates would beneficially own securities representing 20% or more, of the combined voting power of then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; PROVIDED, HOWEVER, that a Change in Control shall not be deemed to include the acquisition by any such person or group of securities representing 20% or more of the Company if such party has acquired such securities not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purposes or effect, including, without limitation, not in connection with such party (A) making any public announcement with respect to the voting of such shares at any meeting to consider a merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving the Company,
       (B) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of the Company (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any party with respect to the voting of any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of substantial assets of the Company, (C) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company, directly or indirectly, relating to a merger or other business combination involving the Company or the sale or transfer of any substantial assets of the Company, or (D) otherwise acting, alone or in concert with others, to seek control of the Company or to seek to control or influence the management or policies of the Company.

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            (ii)  The  stockholders of  the Company  shall  approve any  plan or proposal for the liquidation or dissolution of the Company.

           (iii) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company). As a result of or in connection with any cash tender offer, merger, or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company just prior to such event shall cease within one year to constitute a majority of the Board.

            (iv) The Company's stockholders approve a definitive agreement providing for a transaction in which the Company will cease to be an independent publicly owned corporation.

            (v)  The stockholders of the  Company approve a definitive agreement
       (A) to merge or consolidate the Company with or into another corporation in which the holders of the Stock immediately before such merger or reorganization will not, immediately following such merger or reorganization, hold as a group on a fully-diluted basis both the ability to elect at least a majority of the directors of the surviving corporation and at least a majority in value of the surviving corporation's outstanding equity securities, or (B) to sell or otherwise dispose of all or substantially all of the assets of the Company.

        (c) "Commencement Date" means (i) for an Original Participant, the last day of the month following the month in which the Participant's employment terminates, and (ii) for any other Participant, the last day of the month following the later of the date on which the Participant's employment terminates and his or her fiftieth birthday.

        (d)  "Company"   means   Boothe  Financial   Corporation,   a   Delaware
    corporation.

        (e) "Consumer Price Index" means, as of any date, the Consumer Price Index For All Urban Consumers (1985 base) for all commodities and services in the San Francisco-Oakland Area for the December immediately preceding such date as issued by the Bureau of Labor Statistics of the U.S. Department of Labor or, if such index ceases to exist, a similar index to be selected by the Board; and the annual percentage increase in the Consumer Price Index, as of any date, shall be equal to the quotient of the then current Consumer Price Index less the Consumer Price Index for the year immediately preceding divided by said Consumer Price Index for the year immediately preceding.

        (f) "Designated Beneficiary" means the person or persons designated by the Participant in a written form acceptable to and delivered to the Company. Any such designation may be changed by the Participant's execution and delivery to the Company of such change on a written form acceptable to the Company. No form designating a Designated Beneficiary shall be effective unless received by the Company before the Participant's death. If a Designated Beneficiary has not been properly designated or is deceased at the time any amount due hereunder is payable, the Designated Beneficiary shall be the Participant's spouse or, if there is no surviving spouse, then the Designated Beneficiary shall be the Participant's then living children (in equal shares). If there is neither a surviving spouse nor surviving children and the Participant has not otherwise properly designated a Designated Beneficiary, the Participant's Designated Beneficiary shall be his or her estate.

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        (g)   "Misconduct"  means  that  the  Company  sustains  the  burden  of demonstrating that the Company has suffered material injury by reason of the fact that the Participant, while employed by the Company:

            (i) has willfully and knowingly committed an act of embezzlement, fraud, or theft, with respect to the property of the Company or any person with whom the Company does a material amount of business;

            (ii) has made any knowing and willful unauthorized disclosure of any material trade secret or material confidential information of the Company;

           (iii) has wrongfully and willfully caused any customer of the Company to breach a material contract with the Company; or

            (iv) has performed substantial services in any capacity for any corporation, partnership, entity or other person which is engaged in direct competition with the Company; provided, however, that Misconduct shall not be based upon any act or omission believed by the Participant in good faith to be in the best interest of the Company. For purposes of this Section 2(g) the term "Company" includes any subsidiary, joint venture, partnership or other entity in which the Company has a material financial interest. In making any determination hereunder, the Company shall act fairly and in a nondiscriminatory manner, and shall give the Participant an opportunity to be heard and present evidence.

        (h)  "Original  Participant"  means  any  one  of  those  designated   a
    Participant as of September 13, 1984. All of the Original Participants are listed on Exhibit 3(b)(2) hereto.

        (i) "Participant" means an eligible individual who is designated a Participant by action of the Board.

        (j) "Plan" means the Boothe Financial Corporation Key Executive Retirement Plan - Level II, as set forth herein and as it may be amended from time to time.

        (k) "Salary" means one-twelfth of the highest annual base salary rate of Participant in effect within 18 months prior to the date his or her employment with the Company terminates. Salary shall not include bonuses, commissions, expense reimbursements, stock option gains or other special payments not included in the Participant's annual base salary rate.

SECTION 3.  ELIGIBILITY AND PARTICIPATION.

    (a) ELIGIBILITY. Any individual who is employed by the Company or one of its subsidiaries in a senior executive capacity is eligible to be designated as a participant in the Plan.

    (b) DESIGNATION OF PARTICIPANTS. An eligible individual may become a Participant in the Plan solely by designation as such by action of the Board. The Board shall take any such action in its sole discretion and shall have no obligation to designate as a Participant any individual who satisfies the eligibility criteria described in Section 3(a) above. Within a reasonable period of time thereafter the Company and the Participant shall enter into an agreement substantially in the form of Exhibit 3(b)(1) hereto, or such other forms as the Company may adopt, reflecting the Participant's designation as such and providing, among other things, that the Participant relinquishes all rights to severance pay under any Company policy and that no future severance pay shall accrue to the Participant, except that such relinquishment shall not apply to any severance benefits accorded under a written agreement between the Participant and the Company relating to the Participant's employment generally.

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SECTION 4.  BENEFITS.

    (a) ELIGIBILITY. A Participant shall be eligible to receive the benefits provided by the Plan if his or her employment with the Company and any of its subsidiaries and affiliates is terminated, so that he or she is no longer employed by the Company or any subsidiary or affiliate of the Company, where such termination occurs after the Participant has attained such age as shall be designated by the Board (age 47 for all Original Participants), whether such termination is voluntary, involuntary, by reason of his or her death or disability, or for any reason other than Misconduct, and without regard to his or her activities (including employment by another) following such termination. If a Participant's employment with the Company is terminated by reason of Misconduct, then he or she shall forfeit any and all right to the payment of benefits hereunder unless the Company determines that only a partial forfeiture is appropriate. If Misconduct is not discovered until after the Participant's employment is terminated, the Misconduct shall not affect any payments theretofore made but no further payments shall be made to the Partcipant or his or her Designated Beneficiary. In the event of the termination of a Participant's employment (i) after the Participant has attained the age of his or her eligibility for benefits designated by the Board in accordance with this
Section 4(a), and (ii) either prior to or within six (6) months following a Change in Control, such termination shall be deemed to have been not by reason of Misconduct unless a majority of those persons who were directors of the Company continuously for a period of six (6) months immediately prior to the Change in Control determine and confirm in writing that the termination was for Misconduct, in which case the other provisions of the Plan regarding terminations for Misconduct shall apply.

    (b) AMOUNT AND DURATION OF BENEFITS. Subject to any limitations imposed by written agreement entered into between a Participant and the Company, a Participant's benefits under the Plan shall be equal to twenty-five percent (25%) of his or her Salary, increased on a compound basis on each anniversary of the Participant's Commencement Date by a percentage equal to the annual per-centage increase in the Consumer Price Index, if any, for the last calendar year, but not more than 7 1/2%; there shall be no reductions in benefits as a result of any decrease in the Consumer Price Index. Benefits shall be payable on the last day of each month, commencing with the Participant's Commencement Date and ending with the last day of the month in which the Participant dies; provided, however, that if the Participant dies before termination of employment or after his or her employment terminates but before receiving 180 monthly payments, benefits shall be paid to the Participant's Designated Beneficiary until a total of 180 monthly payments has been made to the Participant and/or his or her Designated Beneficiary. Notwithstanding the foregoing, additional benefits may be provided in any written agreement entered into between the Company and any Participant.

SECTION 5.  UNFUNDED NATURE OF BENEFITS

    Benefits and administrative expenses of the Plan shall be paid as needed solely from the general assets of the Company. The obligation of the Company under the Plan shall represent only its unfunded and unsecured promise to pay the benefits provided herein. While the Company reserves the right to provide for its liabilities through the purchase of one or more insurance contracts, the creation of a trust or otherwise, the adoption of the Plan, the execution of an individual agreement pursuant to the Plan and the Company's action in providing for such liabilities shall not give a Participant any interest in any specific asset of the Company, including such insurance contracts and interests in any such trusts, and with respect to the Company's obligations under the Plan or any agreement executed pursuant thereto, the Participant shall have the status of a general creditor of the Company.

SECTION 6.  AMENDMENT AND TERMINATION OF THE PLAN.

    The Company reserves the right to amend or terminate the Plan at any time by action of the Board; provided, however, that no such action by the Company shall reduce, eliminate, or otherwise affect the Company's obligation to pay benefits to or on behalf of an individual who had been designated as a

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Participant  prior  to the  taking of  such action  without the  express written consent of such Participant, such consent to be given or withheld in the exercise of such Participant's absolute discretion.

SECTION 7.  GENERAL PROVISIONS.

    (a) NO ASSIGNMENT OF INTEREST. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void.

    (b) NO EMPLOYMENT RIGHTS. Neither the Plan nor any individual agreement entered into pursuant to the Plan nor any right created under the Plan or any such agreement shall in any way affect the right of the Company to terminate a Participant's employment with or without cause; provided, however, that this
Section 7(b) shall not affect any employment rights granted under an agreement relating to a Participant's employment generally.

    (c) GOVERNING LAW. The Plan and all rights and obligations hereunder shall be interpreted and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

    (d) BINDING EFFECT OF PLAN. The Plan shall be binding upon and shall inure to the benefit of the heirs, executors and administrators of a Participant and the successors and assigns of the Company. The Company's obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Company nor by reason of any merger, consolidation or other reorganization of the Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company expressly to assume and agree to perform its obligations under the Plan in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

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